Exhibit 99.1

GOe3 Unveils AI Designed to Protect User Identity and Empower Individuals

PARSIPPANY, New Jersey, July 31, 2024 (GLOBE NEWSWIRE) -- Global Technologies, Ltd. (OTC Pink: GTLL) (the “Company”) is pleased to announce that its subsidiary, GOe3, LLC, has launched a revolutionary Artificial Intelligence (AI) system designed from the ground up to protect user identities while simultaneously delivering an authentic user experience to the marketplace.

The new AI system offers the following key features:

Complete Anonymity: The AI system ensures complete anonymity for users, always protecting their identities and personal information.

Income for User Data: In a first-of-its-kind initiative, the AI system provides users with income for their data. This innovative approach acknowledges the value of user data and empowers individuals to benefit from it.

AI Assistant: The AI system also functions as a personal assistant, catering to all personal needs of the user. Built with device mobility in mind, the AI assistant is accessible anytime, anywhere.

User Computing Enhancement: The AI system provides a leveling system that enhances user computing understanding and implementation. This feature is designed to help users improve their digital literacy and make the most of their online experiences.

Decentralized Blockchain: The AI system creates a digital version of the user on a decentralized blockchain. This “digital you” can manage all of your needs, with you in control at all times.

“We are incredibly excited about this launch,” said Bruce Brimacombe, Chief Executive Officer of GOe3. “Our new AI system is a game-changer. It not only protects user identities but also empowers individuals by giving them control over their data and providing them with a personalized AI assistant.”

“GOe3 is committed to pushing the boundaries of technology and creating solutions that put users first,’” said Fredrick Cutcher, Chief Executive Officer of Global Technologies. “This new AI system is a testament to that commitment.”

About Global Technologies, Ltd.:

Global Technologies, Ltd, based in Parsippany, NJ, is a multi-operational company with a strong desire to drive transformative innovation and sustainable growth across the technology and service sectors, empowering businesses and communities through advanced, scalable solutions that enhance connectivity, efficiency, and environmental stewardship. The Company envisions a future where technology seamlessly integrates into every aspect of life, improving the quality of life and the health of the planet. Our vision is to lead the industries we serve with groundbreaking initiatives that set new standards in innovation, customer experience, and corporate responsibility, thereby creating enduring value for all stakeholders. For further information, please visit the Company’s website at www.globaltechnologiesltd.info.

About GOe3, LLC:

GOe3, LLC, based in Scottsdale, AZ, intends on building and operating a network of universal electric vehicle (“EV”) charging stations within 45-75 miles of selected interstate highways across the U.S. GOe3 believes its patent-pending charging station design will be a vital component to the electric vehicle charging station expansion. For further information, please visit the Company’s website at www.goe3.com.

Forward-Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd
(973) 233-5151
info@globaltechnologiesltd.info